Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) and 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Axel Merk, certify that:

1.	I have reviewed this Report on Form 10-K/A of VanEck Merk Gold Trust (the “Trust”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	[Intentionally Omitted.]

5.	[Intentionally Omitted.]

Date: February 29, 2024	/s/ Axel Merk
Axel Merk*
President and Chief Investment Officer
(Principal Executive Officer and Principal Financial Officer)

*	The Registrant is a trust and Mr. Merk is signing in his capacities as officers of Merk Investments LLC, the Sponsor of the Registrant.

**	The original executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.